LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I, Charles E. Gallagher, the undersigned, of 1473 Muirfield Dr.(address), City of Bowling Green, County of Wood, State of
Ohio, hereby make, constitute and appoint each of Gary L. Smith, Mary J.
Schroeder and Nicholas C. Conrad, each of The Andersons, Inc., 480 W. Dussel
Drive, Maumee, Ohio, 43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith, Mary
J. Schroeder, and Nicholas C. Conrad full power individually to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of The
Andersons, Inc. for the calendar years 2006 and 2007.

        The rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 7, 2008.


	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this ___7th__ day of _December___, __2005_____.


                                                __Charles E. Gallagher______
						Name



STATE OF Ohio   )
		)ss
COUNTY OF Lucas	)

	On this __7th__ day of _December__, __2005___, before me a notary public in and for said state, personally appeared _Charles E. Gallagher_, to me personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.


                                                __Rebecca A. Goranson__
						Notary Public
My Commission Expires:
__8/11/2010__